Exhibit 10.1
                                                                   ------------

SECOND AMENDMENT OF THE MEREDITH
CORPORATION 1990 RESTRICTED STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS

WHEREAS, the Meredith Corporation 1990 Restricted Stock Plan for Non-Employee Directors (the Plan) was approved by the Board of Directors on May 16, 1990, and has been amended from time to time and was last amended on November 8, 1993; and

WHEREAS, further amendment to the plan is now deemed appropriate;

NOW, THEREFORE, in exercise of the amending power reserved to the Board of Directors under Paragraph 10 of the Plan, the Plan, shall be and is further amended in the following particulars:

1.  By adding the following new subparagraph (g) to Paragraph 6 of the Plan:

(g) Each non-employee director may elect to convert any or all shares of restricted stock held under the Plan into an equal number of stock equivalents. Any such election must be made in writing at least sixty (60) days before retirement from service on the Board of Directors of the company and at least sixty (60) days before the date of expiration of the five (5) year period of restriction. If the election is made while the shares are ex-dividend and the conversion occurs before the date on which the dividend is paid, then the stock equivalents credited with respect to the restricted shares shall not be adjusted for the pending cash dividend under Section 7(a) hereof.

2. By amending Paragraph 7(b) to read as follows:

(b) Upon the death, permanent disability, retirement or other termination of the non-employee director's service on the Board, or a deferred time schedule involving such other date or dates (which shall be on the first business day of a calendar year) that the Board, upon the recommendation of the Compensation/Nominating Committee, shall determine pursuant to resolution (provided that such time schedule shall not be greater than three years), the Company shall deliver to the non-employee director (or his of her designated beneficiary or estate) a number of shares of common stock equal to the whole number or portion thereof, and/or an equivalent annual portion of common stock allocated over a deferred period, of stock equivalents then credited to the director's account together with a cash payment equal to the fair market value of any fractional stock equivalent.

The above particulars shall be effective as of August 11, 1999.

IN WITNESS WHEREOF, the undersigned has executed this amendment on its behalf this 11th day of August, 1999.

MEREDITH CORPORATION


By: /s/ John S. Zieser
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Its: General Counsel & Secretary